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                                                                   Exhibit 3.4


                                                        FEDERAL IDENTIFICATION
                                                                NO. 04-3039129

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We, VICKI L. SATO, PH.D., President,

and SARAH P. CECIL, Clerk,

of VERTEX PHARMACEUTICALS INCORPORATED,
        (Exact name of corporation)

located at 130 WAVERLY STREET, CAMBRIDGE, MASSACHUSETTS 02139-4242,
                  (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                        3
           (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on MAY 8, 2001, by vote of:

40,020,139 shares of COMMON STOCK of 60,150,471 shares outstanding,
                  (type, class & series, if any)

____________ shares of _________________ of ___________ shares outstanding, and
                         (type, class & series, if any)

____________ shares of _________________ of _______________ shares outstanding,
                         (type, class & series, if any)

1 being at least a majority of each type, class or series outstanding and entitled to vote thereon:

1  For amendments adopted pursuant to Chapter 156B, Section 70.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.


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To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:

WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS

TYPE     NUMBER OF SHARES         TYPE       NUMBER OF SHARES     PAR VALUE

Common:                           Common:    100,000,000          $.01

Preferred:                        Preferred: 1,000,000            $.01


CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS

TYPE     NUMBER OF SHARES         TYPE       NUMBER OF SHARES     PAR VALUE

Common:                           Common:    200,000,000          $.01

Preferred:                        Preferred: 1,000,000            $.01


VOTED: To increase the number of shares of Common Stock, $.01 par value per share that the Corporation shall have authorized to issue from 100,000,000 shares to 200,000,000 shares; and that ARTICLE 3 of the Corporation's Restated Articles of Organization be, and hereby is, amended to read as follows:

              3. The total number of shares and the par value, if any, of each class of stock which the Corporation shall be authorized to issue is as follows:

                  1,000,000 shares of Preferred Stock, $.01 par value per share and

                  200,000,000 shares of Common Stock, $.01 par value per share.


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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.


Later effective date: ___________________________________ .


SIGNED UNDER THE PENALTIES OF PERJURY, this 16TH day of MAY , 2001 ,

/s/ VICKI L. SATO, PH.D., *President,
-------------------------------------
Vicki L. Sato, Ph.D.

/s/ SARAH P. CECIL, *Clerk.
-------------------------------------
Sarah P. Cecil

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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


              I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_________ having been paid, said articles are deemed to have been filed with me this _______day of ___________________ 20 ________ .

              Effective date: ______________________________________________


                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                       TO BE FILLED IN BY CORPORATION
                       Photocopy of document to be sent to:

                       SARAH P. CECIL, ESQ.
                       VERTEX PHARMACEUTICALS INCORPORATED
                       130 WAVERLY STREET
                       CAMBRIDGE, MA 02139-4242

                       Telephone: (617) 577-6000